                                                                     EXHIBIT 4.2

================================================================================


                             GREYHOUND LINES, INC.


                               -----------------



                                   INDENTURE



              8 1/2% CONVERTIBLE SUBORDINATED DEBENTURES due 2009


                           Dated as of April 16, 1997

                               -----------------




                               -----------------


                       U.S. TRUST COMPANY OF TEXAS, N.A.


                               -----------------

                                    Trustee



================================================================================

                             CROSS-REFERENCE TABLE*

Trust Indenture
  Act Section                                                  Indenture Section
310 (a)(1)  . . . . . . . . . . . . . . . . . . . . . . .                  7.10
       (a)(2)   . . . . . . . . . . . . . . . . . . . . .                  7.10
       (a)(3)   . . . . . . . . . . . . . . . . . . . . .                  N.A.
       (a)(4)   . . . . . . . . . . . . . . . . . . . . .                  N.A.
       (a)(5)   . . . . . . . . . . . . . . . . . . . . .                  7.10
       (b)    . . . . . . . . . . . . . . . . . . . . . .                  7.10
       (c)    . . . . . . . . . . . . . . . . . . . . . .                  N.A.
311 (a)   . . . . . . . . . . . . . . . . . . . . . . . .                  7.11
       (b)    . . . . . . . . . . . . . . . . . . . . . .                  7.11
       (c)    . . . . . . . . . . . . . . . . . . . . . .                  N.A.
312 (a) . . . . . . . . . . . . . . . . . . . . . . . . .                  2.05
       (b)  . . . . . . . . . . . . . . . . . . . . . . .                 11.03
       (c)    . . . . . . . . . . . . . . . . . . . . . .                 11.03
313 (a)   . . . . . . . . . . . . . . . . . . . . . . . .                  7.06
       (b)(1)   . . . . . . . . . . . . . . . . . . . . .                 10.03
       (b)(2)   . . . . . . . . . . . . . . . . . . . . .                  7.07
       (c)    . . . . . . . . . . . . . . . . . . . . . .            7.06;11.02
       (d)  . . . . . . . . . . . . . . . . . . . . . . .                  7.06
314 (a)   . . . . . . . . . . . . . . . . . . . . . . . .            4.03;11.02
       (b)    . . . . . . . . . . . . . . . . . . . . . .                 10.02
       (c)(1)   . . . . . . . . . . . . . . . . . . . . .                 11.04
       (c)(2)   . . . . . . . . . . . . . . . . . . . . .                 11.04
       (c)(3)   . . . . . . . . . . . . . . . . . . . . .                  N.A.
       (d)                                                  10.03, 10.04, 10.05

       (e)    . . . . . . . . . . . . . . . . . . . . . .                 11.05
       (f)  . . . . . . . . . . . . . . . . . . . . . . .                  N.A.
315 (a) . . . . . . . . . . . . . . . . . . . . . . . . .                  7.01
       (b)  . . . . . . . . . . . . . . . . . . . . . . .            7.05,11.02
       (c)    . . . . . . . . . . . . . . . . . . . . . .                  7.01
       (d)  . . . . . . . . . . . . . . . . . . . . . . .                  7.01
       (e)  . . . . . . . . . . . . . . . . . . . . . . .                  6.11
316 (a)(last sentence)  . . . . . . . . . . . . . . . . .                  2.09
       (a)(1)(A)  . . . . . . . . . . . . . . . . . . . .                  6.05
       (a)(1)(B)    . . . . . . . . . . . . . . . . . . .                  6.04
       (a)(2)   . . . . . . . . . . . . . . . . . . . . .                  N.A.
       (b)    . . . . . . . . . . . . . . . . . . . . . .                  6.07
       (c)    . . . . . . . . . . . . . . . . . . . . . .                  2.12
317 (a)(1)  . . . . . . . . . . . . . . . . . . . . . . .                  6.08
       (a)(2)   . . . . . . . . . . . . . . . . . . . . .                  6.09
       (b)    . . . . . . . . . . . . . . . . . . . . . .                  2.04
318 (a) . . . . . . . . . . . . . . . . . . . . . . . . .                 11.01
       (b)  . . . . . . . . . . . . . . . . . . . . . . .                  N.A.
       (c)  . . . . . . . . . . . . . . . . . . . . . . .                 11.01

N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

                               TABLE OF CONTENTS

                                                                            Page
                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

       Section 1.01.   Definitions  . . . . . . . . . . . . . . . . . . . .    1
       Section 1.02.   Other Definitions  . . . . . . . . . . . . . . . . .    6
       Section 1.03.   Incorporation by Reference of Trust Indenture
                       Act  . . . . . . . . . . . . . . . . . . . . . . . .    6
       Section 1.04.   Rules of Construction  . . . . . . . . . . . . . . .    7

                                    ARTICLE 2
                                 THE DEBENTURES

       Section 2.01.   Form and Dating  . . . . . . . . . . . . . . . . . .    7
       Section 2.02.   Execution and Authentication   . . . . . . . . . . .    8
       Section 2.03.   Registrar and Paying Agent   . . . . . . . . . . . .    9
       Section 2.04.   Paying Agent to Hold Money in Trust  . . . . . . . .    9
       Section 2.05.   Holder Lists   . . . . . . . . . . . . . . . . . . .    9
       Section 2.06.   Transfer and Exchange  . . . . . . . . . . . . . . .   10
       Section 2.07.   Replacement Debentures   . . . . . . . . . . . . . .   15
       Section 2.08.   Outstanding Debentures   . . . . . . . . . . . . . .   15
       Section 2.09.   Treasury Debentures  . . . . . . . . . . . . . . . .   16
       Section 2.10.   Temporary Debentures   . . . . . . . . . . . . . . .   16
       Section 2.11.   Cancellation   . . . . . . . . . . . . . . . . . . .   16
       Section 2.12.   Defaulted Interest   . . . . . . . . . . . . . . . .   17

                                   ARTICLE 3
                            REDEMPTION AND PREPAYMENT

       Section 3.01.   Notices to Trustee   . . . . . . . . . . . . . . . .   17
       Section 3.02.   Selection of Debentures to Be Redeemed   . . . . . .   17
       Section 3.03.   Notice of Redemption   . . . . . . . . . . . . . . .   18
       Section 3.04.   Effect of Notice of Redemption   . . . . . . . . . .   18
       Section 3.05.   Deposit of Redemption Price  . . . . . . . . . . . .   18
       Section 3.06.   Debentures Redeemed in Part  . . . . . . . . . . . .   19
       Section 3.07.   Optional Redemption  . . . . . . . . . . . . . . . .   19
       Section 3.08.   Mandatory Redemption   . . . . . . . . . . . . . . .   19

                                    ARTICLE 4
                                    COVENANTS

       Section 4.01.   Payment of Debentures  . . . . . . . . . . . . . . .   20
       Section 4.02.   Maintenance of Office or Agency  . . . . . . . . . .   20
       Section 4.03.   Reports  . . . . . . . . . . . . . . . . . . . . . .   20
       Section 4.04.   Compliance Certificate   . . . . . . . . . . . . . .   21
       Section 4.05.   Taxes  . . . . . . . . . . . . . . . . . . . . . . .   21
       Section 4.06.   Stay, Extension and Usury Laws   . . . . . . . . . .   22
       Section 4.07.   Corporate Existence  . . . . . . . . . . . . . . . .   22
       Section 4.08.   Offer to Repurchase Upon Change of Control   . . . .   22

                                    ARTICLE 5
                                   SUCCESSORS

       Section 5.01.   Merger, Consolidation, or Sale of Assets   . . . . .   23
       Section 5.02.   Successor Corporation Substituted  . . . . . . . . .   23

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

       Section 6.01.   Events of Default  . . . . . . . . . . . . . . . . .   24
       Section 6.02.   Acceleration   . . . . . . . . . . . . . . . . . . .   25
       Section 6.03.   Other Remedies   . . . . . . . . . . . . . . . . . .   25
       Section 6.04.   Waiver of Past Defaults  . . . . . . . . . . . . . .   26
       Section 6.05.   Control by Majority  . . . . . . . . . . . . . . . .   26
       Section 6.06.   Limitation on Suits  . . . . . . . . . . . . . . . .   26
       Section 6.07.   Rights of Holders of Debentures to Receive
                       Payment  . . . . . . . . . . . . . . . . . . . . . .   27
       Section 6.08.   Collection Suit by Trustee   . . . . . . . . . . . .   27
       Section 6.09.   Trustee May File Proofs of Claim   . . . . . . . . .   27
       Section 6.10.   Priorities   . . . . . . . . . . . . . . . . . . . .   27
       Section 6.11.   Undertaking for Costs  . . . . . . . . . . . . . . .   28

                                   ARTICLE 7
                                    TRUSTEE

       Section 7.01.   Duties of Trustee  . . . . . . . . . . . . . . . . .   28
       Section 7.02.   Rights of Trustee  . . . . . . . . . . . . . . . . .   29
       Section 7.03.   Individual Rights of Trustee   . . . . . . . . . . .   30
       Section 7.04.   Trustee's Disclaimer   . . . . . . . . . . . . . . .   30
       Section 7.05.   Notice of Defaults   . . . . . . . . . . . . . . . .   30
       Section 7.06.   Reports by Trustee to Holders of the Debentures  . .   30
       Section 7.07.   Compensation and Indemnity   . . . . . . . . . . . .   31
       Section 7.08.   Replacement of Trustee   . . . . . . . . . . . . . .   31
       Section 7.09.   Successor Trustee by Merger, etc   . . . . . . . . .   32
       Section 7.10.   Eligibility; Disqualification  . . . . . . . . . . .   32
       Section 7.11.   Preferential Collection of Claims Against
                       Company  . . . . . . . . . . . . . . . . . . . . . .   33

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

       Section 8.01.   Option to Effect Legal Defeasance or Covenant
                       Defeasance   . . . . . . . . . . . . . . . . . . . .   33
       Section 8.02.   Legal Defeasance and Discharge   . . . . . . . . . .   33
       Section 8.03.   Covenant Defeasance  . . . . . . . . . . . . . . . .   33
       Section 8.04.   Conditions to Legal or Covenant Defeasance   . . . .   34
       Section 8.05.   Deposited Money and Government Securities to be
                       Held in Trust; Other Miscellaneous Provisions.   . .   35
       Section 8.06.   Repayment to Company   . . . . . . . . . . . . . . .   36
       Section 8.07.   Reinstatement  . . . . . . . . . . . . . . . . . . .   36

                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

       Section 9.01.   Without Consent of Holders of Debentures   . . . . .   36
       Section 9.02.   With Consent of Holders of Debentures  . . . . . . .   37
       Section 9.03.   Compliance with Trust Indenture Act  . . . . . . . .   38

       Section 9.04.   Revocation and Effect of Consents  . . . . . . . . .   38
       Section 9.05.   Notation on or Exchange of Debentures  . . . . . . .   39
       Section 9.06.   Trustee to Sign Amendments, etc  . . . . . . . . . .   39
       Section 9.07.   Amendments Prior to Issuance of Debentures   . . . .   39


                                   ARTICLE 10
                                  SUBORDINATION

       Section 10.01.  Agreement to Subordinate.  . . . . . . . . . . . . .   39
       Section 10.02.  Liquidation; Dissolution; Bankruptcy   . . . . . . .   39
       Section 10.03.  Default on Senior Debt   . . . . . . . . . . . . . .   40
       Section 10.04.  Acceleration of Debentures   . . . . . . . . . . . .   40
       Section 10.05.  When Distribution Must Be Paid Over  . . . . . . . .   41
       Section 10.06.  Notice by Company  . . . . . . . . . . . . . . . . .   41
       Section 10.07.  Subrogation  . . . . . . . . . . . . . . . . . . . .   41
       Section 10.08.  Relative Rights  . . . . . . . . . . . . . . . . . .   41
       Section 10.09.  Subordination May Not Be Impaired by Company   . . .   42
       Section 10.10.  Distribution or Notice to Representative   . . . . .   42
       Section 10.11.  Rights of Trustee and Paying Agent   . . . . . . . .   42
       Section 10.12.  Authorization to Effect Subordination  . . . . . . .   42
       Section 10.13.  Amendments   . . . . . . . . . . . . . . . . . . . .   43

                                   ARTICLE 11
                            CONVERSION OF DEBENTURES

       Section 11.01.  Right to Convert.  . . . . . . . . . . . . . . . . .   43
       Section 11.02.  Exercise of Conversion Privilege; Issuance of Common
                       Stock on Conversion; No Adjustment for Interst or
                       Dividends  . . . . . . . . . . . . . . . . . . . . .   43
       Section 11.03.  Cash Payments in Lieu of Fractional Shares   . . . .   44
       Section 11.04.  Conversion Price   . . . . . . . . . . . . . . . . .   45
       Section 11.05.  Adjustment of Conversion Price   . . . . . . . . . .   45
       Section 11.06.  Effect of Reclassification, Consolidation, Merger or
                       Sale   . . . . . . . . . . . . . . . . . . . . . . .   48
       Section 11.07.  Taxes on Shares Issued   . . . . . . . . . . . . . .   49
       Section 11.08.  Reservation of Shares; Shares to be Fully Paid;
                       Listing of Common Stock  . . . . . . . . . . . . . .   49
       Section 11.09.  Common Stock Issuable upon Conversion  . . . . . . .   49
       Section 11.10.  Responsibility of Trustee  . . . . . . . . . . . . .   49
       Section 11.11.  Notice to Holders Prior to Certain Actions   . . . .   50

                                   ARTICLE 12
                                  MISCELLANEOUS

       Section 12.01.  Trust Indenture Act Controls   . . . . . . . . . . .   50
       Section 12.02.  Notices  . . . . . . . . . . . . . . . . . . . . . .   51
       Section 12.03.  Communication by Holders of Debentures with Other
                       Holders of Debentures  . . . . . . . . . . . . . . .   52
       Section 12.04.  Certificate and Opinion as to Conditions
                       Precedent  . . . . . . . . . . . . . . . . . . . . .   52

       Section 12.05.  Statements Required in Certificate or Opinion  . . .   52
       Section 12.06.  Rules by Trustee and Agents  . . . . . . . . . . . .   53
       Section 12.07.  No Personal Liability of Directors, Officers,
                       Employees and Stockholders   . . . . . . . . . . . .   53
       Section 12.08.  Governing Law  . . . . . . . . . . . . . . . . . . .   53
       Section 12.09.  No Adverse Interpretation of Other Agreements  . . .   53
       Section 12.10.  Successors   . . . . . . . . . . . . . . . . . . . .   53
       Section 12.11.  Severability   . . . . . . . . . . . . . . . . . . .   53
       Section 12.12.  Counterpart Originals  . . . . . . . . . . . . . . .   53
       Section 12.13.  Table of Contents, Headings, etc   . . . . . . . . .   54


                                    EXHIBITS

       Exhibit A       Form of Debenture  . . . . . . . . . . . . . . . . .  A-1
       Exhibit B-1     Certificate of Transferor of Definitive
                       Debentures   . . . . . . . . . . . . . . . . . . . .B-1-1
       Exhibit B-2     Certificate of Transferor from Global Debenture to
                       Definitive Debenture   . . . . . . . . . . . . . . .B-2-1
       Exhibit C       Certificate of Institutional Accredited Investor . .  C-1

              This Indenture, dated as of April 16, 1997, is between Greyhound Lines, Inc., a Delaware corporation (the "Company"), and U.S. Trust Company of Texas, N.A., as trustee (the "Trustee").

              The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 8 1/2% Convertible Subordinated Debentures due 2009 (the "Debentures"):


                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01. DEFINITIONS.

              "Affiliate" of any specified Person means an "affiliate" of such Person, as such term is defined for purposes of Rule 144 under the Securities Act.

              "Agent" means any Registrar, Paying Agent or co-registrar.

              "Applicable Procedures" means, with respect to any transfer or exchange of beneficial interests in a Global Debenture, the rules and procedures of the Depository that apply to such transfer and exchange.

              "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of debtors.

              "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

              "Business Day" means any day other than a Legal Holiday.

              "Capital Stock" means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

              "Certificate of Designations" means the certificate of designations duly filed with the Secretary of State of the State of Delaware on April 15, 1997 with respect to the Preferred Stock.

              "Change of Control" means the occurrence of any of the following:
(a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, (b) the adoption of a plan relating to the liquidation or dissolution of the Company, (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as such terms are used in Section 13(d)(3) of the Exchange Act) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting stock of the Company, unless (i) the closing price per share of Common Stock for any five trading days within the period of ten consecutive trading days ending immediately after the announcement of such Change of Control equals or exceeds 105% of the conversion price of the

Debentures in effect on each such trading day or (ii) at least 90% of the consideration in the transaction or transactions constituting a Change of Control pursuant to clause (c) consists of shares of common stock traded or to be traded immediately following such Change of Control on a national securities exchange or the Nasdaq national market and, as a result of such transaction or transactions, the Debentures become convertible solely into such Common Stock (and any rights attached thereto), or (d) the first day on which more than a majority of the Board of Directors are not Continuing Directors; provided, however, that a transaction in which the Company becomes a subsidiary of another entity shall not constitute a Change of Control if (i) the stockholders of the Company immediately prior to such transaction "beneficially own" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding voting stock of the Company immediately following the consummation of such transaction and (ii) immediately following the consummation of such transaction, no "person" or "group" (as such terms are defined above), other than such other entity (but including holders of equity interests of such other entity), "beneficially owns" (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding voting stock of the Company.

              "Closing Price" means, for each Trading Day, the last reported sale price regular way on the American Stock Exchange (or if the American Stock Exchange is not the principal national securities exchange on which the Common Stock is listed or admitted for trading, on such other national securities exchange or, if the Common Stock is not so listed or admitted for trading on the American Stock Exchange or any other national securities exchange, on the NASDAQ National Market System or, if the Common Stock is not quoted on the NASDAQ National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the corporation for that purpose).

              "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (a) was a member of the Board of Directors on the date of original issuance of the Preferred Stock or
(b) was nominated for election to the Board of Directors with the approval of, or whose election to the Board of Directors was ratified by, at least two-thirds of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

              "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

              "Debenture Custodian" means the Trustee, as custodian with respect to the Debentures in global form, or any successor entity thereto.

              "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

              "Definitive Debentures" means Debentures that are in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 3 thereto).

              "Depository" means, with respect to the Debentures issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depository with respect to the Debentures, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              "fair market value" means the amount that a willing buyer would pay a willing seller in an arm's-length transaction.

              "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

              "Global Debenture" means a permanent global debenture that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 3 to the form of the Debenture attached hereto as Exhibit A, and that is deposited with the Debenture Custodian and registered in the name of the Depository, representing a series of Debentures sold in reliance on Rule 144A or another exemption from the registration requirements of the Securities Act.

              "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

              "Holder" means a Person in whose name a Debenture is registered.

              "Indebtedness" means any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing capital lease obligations or the balance deferred and unpaid of the purchase price of any property or representing any hedging obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and hedging obligations) would appear as a liability upon a balance sheet prepared in accordance with GAAP.

              "Indenture" means this Indenture, as amended or supplemented from time to time.

              "Indirect Participant" means a Person who holds an interest through a Participant.

               "Initial Purchaser" means Bear, Stearns & Co. Inc.

              "Institutional Accredited Investor" means an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

              "Junior Securities" means all classes of Common Stock of the Company and each other class of capital stock or series of preferred stock established after April 16, 1997 by the Board of Directors the terms of which do not expressly provide that it ranks senior to or on a parity with the Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company.

              "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

              "Liquidated Damages" means all liquidated damages then owing pursuant to Section 4 of the Registration Rights Agreement.

              "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

              "Offering" means the offering of the Preferred Stock by the Company.

              "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

              "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 11.05 hereof.

              "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
11.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

              "Participant" means with respect to the Depository, a Person who has an account with the Depository.

              "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

              "Preferred Stock" means the 8 1/2% Convertible Exchangeable Preferred Stock, which may be exchanged by the Company for the Debentures.

              "QIB" means a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

              "Quoted Price" means the last reported sales price of the applicable security on the principle exchange (including, if applicable, the Nasdaq National Market) on which the applicable security is listed or admitted for trading (which shall be for consolidated trading if applicable to such exchange), or if neither so reported or listed or admitted for trading, the last reported bid price of the applicable security in the over-the-counter market. In the event that the Quoted Price cannot be determined as aforesaid, the Board of Directors of the Company shall determine the Quoted Price on the basis of such quotations as it in good faith considers appropriate.

              "Registration Rights Agreement" means the Registration Rights Agreement, dated as of April 16, 1997, by and between the Company and the Initial Purchaser, as such agreement may be amended, modified or supplemented from time to time.

              "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

              "Revolving Credit Facility" means that certain Second Amended and Restated Loan and Security Agreement, dated as of June 5, 1995, as amended, by and between the Company and Foothill Capital Corporation, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, restated, modified, supplemented, extended, renewed, replaced, refinanced or restructured from time to time, whether by the same or any other agent or agents, lender or group of lenders, whether represented by one or more agreements and whether one or more Subsidiary are added or removed as borrowers or guarantors thereunder or as parties thereto.

              "Rule 144A" means Rule 144A promulgated under the Securities Act.

              "SEC" means the Securities and Exchange Commission.

              "Securities Act" means the Securities Act of 1933, as amended.

              "Senior Debt" means (a) all obligations of the Company under the Revolving Credit Facility, as it may be amended, modified, restated, supplemented, deferred, extended, renewed, replaced, refunded or refinanced from time to time, and (b) any other Indebtedness of the Company, whether outstanding on the date of issuance of the Debentures or thereafter incurred, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to any Senior Debt; provided, however, that Senior Debt will not include (i) any liability for federal, state, local or other taxes owed or owing by the Company, (ii) any Indebtedness of the Company to any of its Subsidiaries or (iii) any trade payables.

              "Shareholder Rights Plan" means the Amended and Restated Rights Agreement dated as of April 8, 1997 by and between the Company and Mellon Securities Trust Company, as rights agent.

              "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

              "Subsidiary" means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

              "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

              "Trading Day" means any day on which the American Stock Exchange or other applicable stock exchange or market is open for business.

              "Transfer Restricted Securities" means securities that bear or are required to bear the legend set forth in Section 2.06 hereof.

              "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

              "Unrestricted Global Debentures" means one or more Global Debentures that do not and are not required to bear the legend set forth in
Section 2.06(f) hereof.

SECTION 1.02. OTHER DEFINITIONS.

                                                         Defined in
       Term                                                Section
       ----                                              ----------
       "Change of Control Offer".....................        4.15
       "Change of Control Payment"...................        4.15
       "Change of Control Payment Date"..............        4.15
       "Conversion Date".............................       11.02
       "Conversion Price"............................       11.04
       "Covenant Defeasance".........................        8.03
       "DTC..........................................        2.03
       "Event of Default"............................        6.01
       "Legal Defeasance"............................        8.02
       "Offer Amount"................................        3.09
       "Offer Period"................................        3.09
       "Paying Agent"................................        2.03
       "Payment Default".............................        6.01
       "Payment Blockage Notice".....................       10.03
       "Purchase Date"...............................        3.09
       "Registrar" ..................................        2.03
       "Representative" .............................       10.05

SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

              Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. Any terms incorporated in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04. RULES OF CONSTRUCTION.

              Unless the context otherwise requires:

              (1)    a term has the meaning assigned to it;

              (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

              (3)    "or" is not exclusive;

              (4) words in the singular include the plural, and in the plural include the singular;

              (5)    provisions apply to successive events and transactions;
       and

              (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.


                                   ARTICLE 2
                                 THE DEBENTURES

SECTION 2.01. FORM AND DATING.

              The Debentures and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Debentures may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Debenture shall be dated the date of its authentication. The Debentures shall be issued in denominations of $1,000 and integral multiples thereof.

              The terms and provisions contained in the Debentures shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

              (a) Global Debentures. Debentures issued in exchange for the Preferred Stock may be issued initially in the form of one or more Global Debentures, which shall be deposited on behalf of the holders of the Debentures represented thereby with a custodian of the Depository, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Debentures may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

              Each Global Debenture shall represent such of the outstanding Debentures as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Debentures from time to time endorsed thereon and that the aggregate amount of outstanding Debentures represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of a Global Debenture to reflect the amount of any increase or decrease in the amount of outstanding Debentures represented thereby shall be made by the Trustee or the Debenture Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section
2.06 hereof.

              Except as set forth in Section 2.06 hereof, the Global Debentures may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

              (b) Book-Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b), authenticate and deliver the Global Debentures, if any, that (i) shall be registered in the name of the Depository or the nominee of the Depository and (ii) shall be delivered by the Trustee to the Depository or pursuant to the Depository's instructions or held by the Trustee as custodian for the Depository.

              Participants shall have no rights either under this Indenture with respect to any Global Debenture held on their behalf by the Depository or by the Debenture Custodian as custodian for the Depository or under such Global Debenture, and the Depository may be treated by the Company, the Trustee and any Agent of the Company or the Trustee as the absolute owner of such Global Debenture for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Participants, the operation of customary practices of such Depository governing the exercise of the rights of an owner of a beneficial interest in any Global Debenture.

              (c) Definitive Debentures. Debentures issued in certificated form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 3 thereto).

SECTION 2.02. EXECUTION AND AUTHENTICATION.

              Two Officers shall sign the Debentures for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Debentures and may be in facsimile form.

              If an Officer whose signature is on a Debenture no longer holds that office at the time a Debenture is authenticated, the Debenture shall nevertheless be valid.

              A Debenture shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Debenture has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Debentures shall be substantially as set forth in Exhibit A hereto.

              The Trustee shall, upon a written order of the Company signed by two Officers, authenticate Debentures for original issue up to $60,000,000 aggregate principal amount of the Debentures. The aggregate principal amount of Debentures outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

              The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Debentures. An authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03. REGISTRAR AND PAYING AGENT.

              The Company shall maintain an office or agency where Debentures may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Debentures may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Debentures and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, and such agreement shall incorporate the TIA's provisions of this Indenture that relate to such Agent. The Company or any of its Subsidiary may act as Paying Agent or Registrar.

              The Company initially appoints The Depository Trust Company to act as Depository with respect to the Global Debentures.

              The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Debenture Custodian with respect to the Global Debentures.

SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

              The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium, interest or Liquidated Damages, if any, on the Debentures, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Significant Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Debentures.

SECTION 2.05. HOLDER LISTS.

              The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Debentures and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.06. TRANSFER AND EXCHANGE.

              (a) Transfer and Exchange of Global Debentures. The transfer and exchange of Global Debentures or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in a Global Debenture may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Debenture in accordance with the transfer restrictions set forth in the legend in subsection (f) of this Section 2.06.

              (b) Transfer and Exchange of Definitive Debentures. When Definitive Debentures are presented by a Holder to the Registrar with a request to register the transfer of the Definitive Debentures or to exchange such Definitive Debentures for an equal principal amount of Definitive Debentures of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested only if the Definitive Debentures are presented or surrendered for registration of transfer or exchange, are endorsed and contain a signature guarantee or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney and contains a signature guarantee, duly authorized in writing and the Registrar received the following documentation (all of which may be submitted by facsimile):

                     (i) in the case of Definitive Debentures that are Transfer Restricted Securities, such request shall be accompanied by the following additional information and documents, as applicable:

                            (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Transfer Restricted Security is being transferred to the Company or any of its Subsidiaries, a certification to that effect from such Holder (in substantially the form of Exhibit B-1 hereto);

                            (B) if such Transfer Restricted Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-1 hereto);

                            (C) if such Transfer Restricted Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 904 under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-1 hereto) and any applicable blue sky laws of any state of the United States;

                            (D) if such Transfer Restricted Security is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) or (C) above, a certification to that effect from such Holder (in substantially the form of Exhibit B-1 hereto), a certification substantially in the form of Exhibit C hereto from the transferee, and, if such transfer is in respect of an aggregate principal amount of Debentures of less than $100,000, an Opinion of Counsel acceptable to the Company that such transfer is in compliance with the Securities Act and any applicable blue sky laws of any state of the United States; or

                            (E) if such Transfer Restricted Security is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-1 hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

              (c) Transfer of a Beneficial Interest in a Global Debenture for a Definitive Debenture.

                     (i) Any Person having a beneficial interest in a Global Debenture may upon request, subject to the Applicable Procedures, exchange such beneficial interest for a Definitive Debenture, upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Debenture, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                            (A)    if such beneficial interest is being
                                   transferred to the Person designated by the Depository as being the beneficial owner or to the Company or any of its Subsidiaries, a certification to that effect from such Person (in substantially the form of Exhibit B-2 hereto);

                            (B)    if such beneficial interest is being
                                   transferred to a QIB in accordance with Rule
                                   144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-2 hereto);

                            (C)    if such beneficial interest is being
                                   transferred to an Institutional Accredited
                                   Investor, pursuant to a private placement exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests) other than those listed in subparagraph (B) above, a certification to that effect from such Holder (in substantially the form of Exhibit B-2 hereto) and a certification from the applicable transferee (in substantially the form of Exhibit C hereto); or

                            (D)    if such beneficial interest is being
                                   transferred in reliance on any other
                                   exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-2 hereto) and an Opinion of Counsel from the transferee or the transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act and any applicable blue sky laws of any state of the United States, in which case the Trustee or the Debenture Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depository and the Debenture Custodian, cause the aggregate principal amount of Global Debentures, as applicable, to be reduced accordingly and, following such reduction, the Company shall execute and, the Trustee shall authenticate and deliver to the transferee a Definitive Debenture in the appropriate principal amount.

                     (ii) Definitive Debentures issued in exchange for a beneficial interest in a Global Debenture, pursuant to this Section 2.06(c) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or Indirect Participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Debentures to the Persons in whose names such Debentures are so registered. Following any such issuance of Definitive Debentures, the Trustee, as Registrar, shall instruct the Depository to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Global Debenture to reflect the transfer.

              (d) Restrictions on Transfer and Exchange of Global Debentures. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Debenture may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

              (e) Authentication of Definitive Debentures in Absence of Depository. If at any time:

                     (i) the Depository for the Debentures notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Debentures and a successor Depository for the Global Debentures is not appointed by the Company within 90 days after delivery of such notice; or

                     (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Debentures under this Indenture,

then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02 hereof, authenticate and deliver, Definitive Debentures in an aggregate principal amount equal to the principal amount of the Global Debentures in exchange for such Global Debentures.

              (f)    Legends.

                     (i)    Except as permitted by the following paragraphs
                            (ii), (iii) and (iv), each Debenture certificate evidencing a Global Debenture and a Definitive Debenture (and all

                            Debentures issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

                            "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, OR IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS),
                            (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                     (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Debenture) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                            (A) in the case of any Transfer Restricted Security that is a Definitive Debenture, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Debenture that does not bear the first legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security upon certification from the transferring holder substantially in the form of Exhibit B-2 hereto; and

                            (B) in the case of any Transfer Restricted Security represented by a Global Debenture, such Transfer Restricted Security shall not be required to bear the first legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.06(a) and (c) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Debenture for a Definitive Debenture that does not bear the first legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B-2 hereto).

                     (iii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Debenture) in reliance on any exemption from the registration requirements of the Securities Act (other than exemptions pursuant to Rule 144 under the Securities Act) in which the Holder or the transferee provides an Opinion of Counsel to the Company and the Registrar in form and substance reasonably acceptable to the Company and the Registrar (which Opinion of Counsel shall also state that the transfer restrictions contained in the legend are no longer applicable):

                            (A) in the case of any Transfer Restricted Security that is a Definitive Debenture, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Debenture that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                            (B) in the case of any Transfer Restricted Security represented by a Global Debenture, such Transfer Restricted Security shall not be required to bear the legend set forth in
                                   (i) above, but shall continue to be subject to the provisions of Section 2.06(a) and (c) hereof.

              (g) Cancellation and/or Adjustment of Global Debentures. At such time as all beneficial interests in Global Debentures have been exchanged for Definitive Debentures, redeemed, repurchased or cancelled, all Global Debentures shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Debenture is exchanged for Definitive Debentures, redeemed, repurchased or cancelled, the principal amount of Debentures represented by such Global Debenture shall be reduced accordingly and an endorsement shall be made on such Global Debenture, by the Trustee or the Debentures Custodian, at the direction of the Trustee, to reflect such reduction.

              (h)    General Provisions Relating to Transfers and Exchanges.

                     (i) To permit registrations of transfers and exchanges, subject to this Section 2.06 the Company shall execute and the Trustee shall authenticate Definitive Debentures and Global Debentures at the Registrar's request.

                     (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 4.08 and 9.05 hereof).

                     (iii) The Registrar shall not be required to register the transfer of or exchange any Debenture selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part.

                     (iv) All Definitive Debentures and Global Debentures issued upon any registration of transfer or exchange of Definitive Debentures or Global Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Debentures or Global Debentures surrendered upon such registration of transfer or exchange.

                     (v)    The Company shall not be required:

                            (A) to issue, to register the transfer of or to exchange Debentures during a period beginning at the opening of business 15 days before the day of any selection of Debentures for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

                            (B) to register the transfer of or to exchange any Debenture so selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part;

                            (C) to register the transfer of or to exchange a Debenture between a record date and the next succeeding interest payment date; or

                            (D) to register the transfer of a Debenture other than in amounts of $1,000 or multiple integrals thereof.

                     (vi) Prior to due presentment for the registration of a transfer of any Debenture, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Debenture is registered as the absolute owner of such Debenture for the purpose of receiving payment of principal of and interest on such Debentures, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

                     (vii) The Trustee shall authenticate Definitive Debentures and Global Debentures in accordance with the provisions of Section 2.02 hereof.

SECTION 2.07. REPLACEMENT DEBENTURES.

              If any mutilated Debenture is surrendered to the Trustee or the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Debenture, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Debenture if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Debenture is replaced. The Company may charge for its expenses in replacing a Debenture.

              Every replacement Debenture is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Debentures duly issued hereunder.

SECTION 2.08. OUTSTANDING DEBENTURES.

              The Debentures outstanding at any time are all the Debentures authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Debenture effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Debenture does not cease to be outstanding because the Company or an Affiliate of the Company holds the Debenture.

              If a Debenture is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Debenture is held by a bona fide purchaser.

              If the entire principal of and premium, interest and Liquidated Damages, if any, on any Debenture is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest and Liquidated Damages on it ceases to accrue.

              If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate) holds, on a redemption date or maturity date, money sufficient to pay Debentures payable on that date, then on and after that date such Debentures shall be deemed to be no longer outstanding and shall cease to accrue interest and Liquidated Damages.

SECTION 2.09. TREASURY DEBENTURES.

              In determining whether the Holders of the required principal amount of Debentures have concurred in any direction, waiver or consent, Debentures owned by the Company, a Subsidiary of the Company or an Affiliate, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Debentures that a Trustee knows are so owned shall be so disregarded. Notwithstanding the foregoing, Debentures that the Company, a Subsidiary of the Company or an Affiliate offers to purchase or acquires pursuant to an offer, exchange offer, tender offer or otherwise shall not be deemed to be owned by the Company, a Subsidiary of the Company or an Affiliate until legal title to such Debentures passes to the Company, such Subsidiary or such Affiliate as the case may be.

SECTION 2.10. TEMPORARY DEBENTURES.

              Until definitive Debentures are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Debentures upon a written order of the Company signed by two Officers of the Company. Temporary Debentures shall be substantially in the form of definitive Debentures but may have variations that the Company considers appropriate for temporary Debentures and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Debentures in exchange for temporary Debentures. Until such exchange, Holders of temporary Debentures shall be entitled to all of the benefits of this Indenture.

SECTION 2.11. CANCELLATION.

              The Company at any time may deliver Debentures to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Debentures surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Debentures surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Debentures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Debentures shall be delivered to the Company. The Company may not issue new Debentures to replace Debentures that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12. DEFAULTED INTEREST.

              If the Company defaults in a payment of interest on the Debentures, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Debentures and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Debenture and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.


                                   ARTICLE 3
                           REDEMPTION AND PREPAYMENT

SECTION 3.01. NOTICES TO TRUSTEE.

              If the Company elects to redeem Debentures pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Debentures to be redeemed and (iv) the redemption price.

SECTION 3.02. SELECTION OF DEBENTURES TO BE REDEEMED.

              If less than all of the Debentures are to be redeemed at any time, the Trustee shall select the Debentures to be redeemed among the Holders of the Debentures in compliance with the requirements of the principal national securities exchange, if any, on which the Debentures are listed or, if the Debentures are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Debentures to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Debentures not previously called for redemption.

              The Trustee shall promptly notify the Company in writing of the Debentures selected for redemption and, in the case of any Debenture selected for partial redemption, the principal amount thereof to be redeemed.
Debentures and portions of Debentures selected shall be in amounts of $1,000 or whole multiples of $1,000. Provisions of this Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption.

SECTION 3.03. NOTICE OF REDEMPTION.

              At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Debentures are to be redeemed at its registered address.

              The notice shall identify the Debentures to be redeemed and shall state:

              (a)    the redemption date;

              (b)    the redemption price;

              (c) if any Debenture is being redeemed in part, the portion of the principal amount of such Debenture to be redeemed and that, after the redemption date upon surrender of such Debenture, a new Debenture or Debentures in a principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Debenture;

              (d)    the name and address of the Paying Agent;

              (e) that Debentures called for redemption must be surrendered to the Paying Agent to collect the redemption price;

              (f) that, unless the Company defaults in making such redemption payment, interest on Debentures called for redemption ceases to accrue on and after the redemption date;

              (g) the paragraph of the Debentures and/or Section of this Indenture pursuant to which the Debentures called for redemption are being redeemed; and

              (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Debentures.

              At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION.

              Once notice of redemption is mailed in accordance with Section
3.03 hereof, Debentures called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05. DEPOSIT OF REDEMPTION PRICE.

              One Business Day prior to the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Liquidated Damages on all Debentures to be redeemed on that date. The Paying Agent shall promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of and accrued interest and Liquidated Damages on all Debentures to be redeemed.

              If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest and Liquidated Damages shall cease to accrue on the Debentures or the portions of Debentures called for redemption. If a Debenture is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Liquidated Damages shall be paid to the Person in whose name such Debenture was registered at the close of business on such record date. If any Debenture called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest and Liquidated Damages not paid on such unpaid principal, in each case at the rate provided in the Debentures and in Section 4.01 hereof.

SECTION 3.06. DEBENTURES REDEEMED IN PART.

              Upon surrender of a Debenture that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Debenture equal in principal amount to the unredeemed portion of the Debenture surrendered.

SECTION 3.07. OPTIONAL REDEMPTION.

              (a) The Company shall have the option to redeem the Debentures pursuant to this Section 3.07 on or after May 3, 2000. The Company shall have the option to redeem the Debentures, in whole or from time to time in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 3 of the years indicated below:


              YEAR                            PERCENTAGE
              ----                            ----------
              2000 ............................    104.86%
              2001 ............................    103.64%
              2002 ............................    102.43%
              2003 ............................    101.21%
              2004 and thereafter .............   100.000%

              (b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08. MANDATORY REDEMPTION.

              Except as set forth under Section 4.08 hereof, the Company shall not be required to make mandatory redemption payments with respect to the Debentures.

                                   ARTICLE 4
                                   COVENANTS

SECTION 4.01. PAYMENT OF DEBENTURES.

              The Company shall pay or cause to be paid the principal of and premium, interest and Liquidated Damages on the Debentures on the dates and in the manner provided in the Debentures. Principal, premium, interest and Liquidated Damages shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. New York time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, interest and Liquidated Damages then due.

              The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the interest rate on the Debentures to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY.

              The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Debentures may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

              The Company may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

              The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03. REPORTS.

              (a) Whether or not the Company is required to do so by the rules and regulations of the SEC, the Company will file with the SEC (unless the SEC will not accept such a filing) and, within 15 days of filing, or attempting to file, the same with the SEC, furnish to the holders of the Debentures (i) all quarterly and annual financial and other information with respect to the Company that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of

Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. The Company shall at all times comply with TIA Section 314(a).

              (b) The Company shall furnish to the holders of the Debentures, prospective purchasers of the Debentures and securities analysts, upon their request, the information, if any, required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.04. COMPLIANCE CERTIFICATE.

              (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Significant Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Debentures is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

              (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

              (c) The Company shall, so long as any of the Debentures are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05. TAXES.

              The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Debentures.

SECTION 4.06. STAY, EXTENSION AND USURY LAWS.

              The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted. SECTION 4.07. CORPORATE EXISTENCE.

              Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each of its Significant Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Significant Subsidiary provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Significant Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Significant Subsidiaries, taken as a whole.

SECTION 4.08. OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

              (a) Subject to subparagraph (c) below, upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Debentures at an offer price in cash equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of repurchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder stating: (i) that the Change of Control Offer is being made pursuant to this Section 4.08 and that all Debentures validly tendered and not withdrawn will be accepted for payment; (ii) the purchase price and the purchase date, which shall be no earlier than 30 days but no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (iii) that any Debenture not tendered will continue to accrue interest; (iv) that, unless the Company defaults in the payment of the Change of Control Payment, all Debentures accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (v) that Holders electing to have any Debentures purchased pursuant to a Change of Control Offer will be required to surrender the Debentures, properly endorsed for transfer together with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Debentures completed and such customary documents as the Company may reasonably request, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Debentures delivered for purchase, and a statement that such Holder is withdrawing his election to have the Debentures purchased; and
(vii) that Holders whose Debentures are being purchased only in part will be issued new Debentures equal in principal amount to the unpurchased portion of the Debentures surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Debentures as a result of a Change of Control.

              (b) On or before the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Debentures or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Debentures or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Debentures so accepted together with an Officers' Certificate stating the aggregate principal amount of Debentures or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each holder of Debentures so tendered the Change of Control Payment for such Debentures, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Debenture equal in principal amount to any unpurchased portion of the Debentures surrendered, if any; provided, that each such new Debenture will be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

              (c) Notwithstanding the foregoing, prior to complying with the provisions of this Section 4.08, but in any event within 90 days following a Change of Control, the Company shall either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of the Debentures required by this Section 4.08.


                                   ARTICLE 5
                                   SUCCESSORS

SECTION 5.01. MERGER, CONSOLIDATION, OR SALE OF ASSETS.

              The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (a) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (b) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Debentures and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee and
(c) immediately after such transaction no Default or Event of Default exists.

SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED.

              Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein when a successor corporation assumes all of the obligations of the Company hereunder and under the Debentures and agrees to be abound hereby and thereby, the predecessor Company shall be relieved from such obligations.


                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

SECTION 6.01. EVENTS OF DEFAULT.

              An "Event of Default" occurs if:

                     (a) the Company defaults in the payment when due of
              interest on, or Liquidated Damages with respect to, the Debentures, and such default continues for a period of 30 days;

                     (b) the Company defaults in the payment when due of
              principal of or premium, if any, on the Debentures when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

                     (c) the Company fails to comply with any of the provisions of Section 4.08 hereof;

                     (d) the Company fails to observe or perform any other
              covenant, representation, warranty or other agreement in this Indenture or the Debentures for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Debentures then outstanding of such failure;

                     (e) a default occurs under any mortgage, indenture or
              instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company (or the payment of which is guaranteed by the Company), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (i) is caused by a failure to pay principal of or premium or interest on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default the maturity of which has been so accelerated, aggregates $10.0 million or more;

                     (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company and such judgment or judgments are not paid or discharged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $10.0 million;

                     (g) the Company pursuant to or within the meaning of
              Bankruptcy Law:

                            (i)    commences a voluntary case,

                            (ii) consents to the entry of an order for relief against it in an involuntary case,

                            (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

                            (iv) makes a general assignment for the benefit of its creditors, or

                            (v) generally is not paying its debts as they become due; or

                     (h) a court of competent jurisdiction enters an order or
              decree under any Bankruptcy Law that:

                            (i) is for relief against the Company in an involuntary case;

                            (ii) appoints a custodian of the Company for all or substantially all of the property of the Company; or

                            (iii)  orders the liquidation of the Company;

              and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.02. ACCELERATION.

              If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Debentures may declare all the Debentures to be due and payable immediately. Upon any such declaration, the Debentures shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section 6.01 hereof occurs with respect to the Company, any of its Significant Subsidiaries, all outstanding Debentures shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Debentures by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest, premium or Liquidated Damages that has become due solely because of the acceleration) have been cured or waived.

SECTION 6.03. OTHER REMEDIES.

              If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of and premium, interest and Liquidated Damages on the Debentures or to enforce the performance of any provision of the Debentures or this Indenture.

              The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Debenture in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04. WAIVER OF PAST DEFAULTS.

              Holders of a majority in aggregate principal amount of the then outstanding Debentures by notice to the Trustee may on behalf of the Holders of all of the Debentures waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of or premium, interest or Liquidated Damages on the Debentures (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Debentures may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration) in accordance with Section 6.02 hereof. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05. CONTROL BY MAJORITY.

              Holders of a majority in principal amount of the then outstanding Debentures may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Debentures or that may involve the Trustee in personal liability.

SECTION 6.06. LIMITATION ON SUITS.

              A Holder of a Debenture may pursue a remedy with respect to this Indenture or the Debentures only if:

              (a) the Holder of a Debenture gives to the Trustee written notice of a continuing Event of Default;

              (b) the Holders of at least 25% in principal amount of the then outstanding Debentures make a written request to the Trustee to pursue the remedy;

              (c) such Holder of a Debenture or Holders of Debentures offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

              (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

              (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Debentures do not give the Trustee a direction inconsistent with the request.

A Holder of a Debenture may not use this Indenture to prejudice the rights of another Holder of a Debenture or to obtain a preference or priority over another Holder of a Debenture.

SECTION 6.07. RIGHTS OF HOLDERS OF DEBENTURES TO RECEIVE PAYMENT.

              Notwithstanding any other provision of this Indenture, the right of any Holder of a Debenture to receive payment of principal of and premium, interest and Liquidated Damages, if any, on the Debenture, on or after the respective due dates expressed in the Debenture (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. COLLECTION SUIT BY TRUSTEE.

              If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, interest and Liquidated Damages, if any, remaining unpaid on the Debentures and interest on overdue principal and, to the extent lawful, interest and Liquidated Damages and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

              The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Debentures allowed in any judicial proceedings relative to the Company (or any other obligor upon the Debentures), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. PRIORITIES.

              If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

              First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the Trustee's costs and expenses of collection;

              Second: to Holders of Debentures for amounts due and unpaid on the Debentures for principal, premium, interest and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Debentures for principal, premium, interest and Liquidated Damages, respectively; and

              Third: to the Company or to such party as a court of competent jurisdiction shall direct.

              The Trustee may fix a record date and payment date for any payment to Holders of Debentures pursuant to this Section 6.10.

SECTION 6.11. UNDERTAKING FOR COSTS.

              In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Debenture pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Debentures.


                                   ARTICLE 7
                                    TRUSTEE

SECTION 7.01. DUTIES OF TRUSTEE.

              (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

              (b)    Except during the continuance of an Event of Default:

              (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

              (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

              (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

              (i) this paragraph does not limit the effect of paragraph (b) of this Section;

              (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

              (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

              (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

              (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

              (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. RIGHTS OF TRUSTEE.

              (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

              (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

              (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

              (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

              (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

              (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

              The Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04. TRUSTEE'S DISCLAIMER.

              The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Debentures, it shall not be accountable for the Company's use of the proceeds from the Debentures or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Debentures or any other document in connection with the sale of the Debentures or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05. NOTICE OF DEFAULTS.

              If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Debentures a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Debenture, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Debentures.

SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE DEBENTURES.

              Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Debentures remain outstanding, the Trustee shall mail to the Holders of the Debentures a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).
The Trustee also shall comply with TIA Section 313(b)(2) to the extent applicable. The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

              A copy of each report at the time of its mailing to the Holders of Debentures shall be mailed to the Company and filed with the SEC and each stock exchange on which the Debentures are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Debentures are listed on any stock exchange.

SECTION 7.07. COMPENSATION AND INDEMNITY.

              The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

              The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

              The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

              To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Debentures on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Debentures. Such Lien shall survive the satisfaction and discharge of this Indenture.

              When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08. REPLACEMENT OF TRUSTEE.

              A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

              The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Debentures of a majority in principal amount of the then outstanding Debentures may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

              (a)    the Trustee fails to comply with Section 7.10 hereof;

              (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

              (c) a custodian or public officer takes charge of the Trustee or its property; or

              (d)    the Trustee becomes incapable of acting.

              If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Debentures may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

              If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Debentures of at least 10% in principal amount of the then outstanding Debentures may petition any court of competent jurisdiction for the appointment of a successor Trustee.

              If the Trustee, after written request by any Holder of a Debenture who has been a Holder of a Debenture for at least six months, fails to comply with Section 7.10 hereof, such Holder of a Debenture may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

              A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Debentures. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section
7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

              If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

              There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has (or part of a bank holding company that has) a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

              This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

              The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                   ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

              The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, exercise its rights under either Section 8.02 or 8.03 hereof with respect to all outstanding Debentures upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02. LEGAL DEFEASANCE AND DISCHARGE.

              Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have discharged its obligations with respect to all outstanding Debentures on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Debentures (which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below) and to have satisfied all its other obligations under such Debentures and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Debentures to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of and premium, if any, interest and Liquidated Damages on such Debentures when such payments are due, (b) the Company's obligations with respect to such Debentures under Sections 2.03, 2.04, 2.07, 2.10 and 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03. COVENANT DEFEASANCE.

              Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Article 4 (other than those in Sections 4.01, 4.02, 4.06 and 4.07) and Section 5.01 hereof with respect to the outstanding Debentures on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Debentures shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with the covenant, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Debentures shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Debentures, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in the covenant, whether directly or indirectly, by reason of any reference elsewhere herein to the covenant or by reason of any reference in the covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Debentures shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(f) hereof shall not constitute an Event of Default.

SECTION 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

              In order to exercise either Legal Defeasance or Covenant
Defeasance:

                     (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, interest and Liquidated Damages, if any, on the outstanding Debentures on the stated maturity thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Debentures are being defeased to maturity or to a particular redemption date;

                     (b) in the case of an election under Section 8.02 hereof,
              the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                     (c) in the case of an election under Section 8.03 hereof,
              the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                     (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of

              Indebtedness, all or a portion of the proceeds of which will be used to defease the Debentures pursuant to this Article 8 concurrently with such incurrence);

                     (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company is a party or by which the Company is bound;

                     (f) the Company shall have delivered to the Trustee an
              Opinion of Counsel (which maybe based on such solvency certificates or solvency opinions as counsel deems necessary or appropriate) to the effect that the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                     (g) the Company shall have delivered to the Trustee an
              Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

                     (h) the Company shall have delivered to the Trustee an
              Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
              OTHER MISCELLANEOUS PROVISIONS.

              Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Debentures shall be held in trust and applied by the Trustee, in accordance with the provisions of such Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Debentures of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

              The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Debentures.

              Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06. REPAYMENT TO COMPANY.

              Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Debenture and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debenture shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07. REINSTATEMENT.

              If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section
8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01. WITHOUT CONSENT OF HOLDERS OF DEBENTURES.

              Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Debentures without the consent of any Holder of a Debenture:

              (a)    to cure any ambiguity, defect or inconsistency;

              (b) to provide for uncertificated Debentures in addition to or in place of certificated Debentures;

              (c) to provide for the assumption of the Company's obligations to the Holders of the Debentures in the case of a merger or consolidation pursuant to Article 5 hereof;

              (d) to make any change that would provide any additional rights or benefits to the Holders of the Debentures or that does not adversely affect the legal rights hereunder of any Holder of the Debenture; or

              (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

              Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02. WITH CONSENT OF HOLDERS OF DEBENTURES.

              Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture and the Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Debentures then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for the Debentures), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or compliance with any provision of this Indenture or the Debentures may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Debentures (including consents obtained in connection with a tender offer or exchange offer for the Debentures).

              Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Debentures as aforesaid, and upon receipt by the Trustee of the documents described in
Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

              It shall not be necessary for the consent of the Holders of Debentures under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

              After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Debentures affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Debentures then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Debentures. However, without the consent of each

Holder affected, an amendment or waiver may not (with respect to any Debentures held by a non-consenting Holder):

                     (a) reduce the principal amount of Debentures whose
              Holders must consent to an amendment, supplement or waiver;

                     (b) reduce the principal of or change the fixed maturity
              of any Debenture or alter any of the provisions with respect to the redemption of the Debentures (except as provided in Section
              4.08 hereof);

                     (c) reduce the rate of or change the time for payment of
              interest on any Debenture;

                     (d) waive a Default or Event of Default in the payment of
              principal of or premium, interest or Liquidated Damages, if any, on the Debentures (except a rescission of acceleration of the Debentures by the Holders of at least a majority in aggregate principal amount of the Debentures and a waiver of the payment default that resulted from such acceleration);

                     (e) make any Debenture payable in money other than that
              stated in the Debentures;

                     (f) make any change in the provisions of this Indenture
              relating to waivers of past Defaults or the rights of Holders of Debentures to receive payments of principal of or premium, interest or Liquidated Damages on the Debentures (except as provided in clause (g) below);

                     (g) waive a redemption payment with respect to any
              Debenture (other than a payment required by Section 4.08 hereof);
              or

                     (h) make any change in the foregoing amendment and waiver
              provisions.

SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT.

              Every amendment or supplement to this Indenture or the Debentures shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS.

              Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Debenture is a continuing consent by the Holder of a Debenture and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same debt as the consenting Holder's Debenture, even if notation of the consent is not made on any Debenture. However, any such Holder of a Debenture or subsequent Holder of a Debenture may revoke the consent as to its Debenture if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05. NOTATION ON OR EXCHANGE OF DEBENTURES.

              The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Debenture thereafter authenticated. The Company in exchange for all Debentures may issue and the Trustee shall authenticate new Debentures that reflect the amendment, supplement or waiver.

              Failure to make the appropriate notation or issue a new Debenture shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

              The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

SECTION 9.07. AMENDMENTS PRIOR TO ISSUANCE OF DEBENTURES.

       Notwithstanding anything in this Article 9 to the contrary, prior to the issuance of any Debentures under this Indenture, the Company and the Trustee may amend or supplement this Indenture and the Debentures with the consent of the holders of the Preferred Stock to the same extent as the consent of the Holders of the Debentures would have been required (if at all) if the Debentures had been issued.

                                   ARTICLE 10
                                 SUBORDINATION

SECTION 10.01.       AGREEMENT TO SUBORDINATE.

       The Company agrees, and each Holder by accepting a Debenture agrees, that the Indebtedness evidenced by the Debenture is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

SECTION 10.02.       LIQUIDATION; DISSOLUTION; BANKRUPTCY.

       Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

       (a) holders of Senior Debt shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before Holders shall be entitled to receive any payment with respect to the Debentures; and

       (b) until all Obligations with respect to Senior Debt are paid in full, any distribution to which Holders would be entitled but for this Article 10 shall be made to holders of Senior Debt (except that Holders may receive securities, including capital stock, that are subordinated at least to the same extent as the Debentures to Senior Debt and any securities issued in exchange for Senior Debt).

SECTION 10.03.       DEFAULT ON SENIOR DEBT.

       (a) The Company may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Debentures and may not acquire from the Trustee or any Holder any Debentures for cash or property (other than securities, including capital stock, that are subordinated at least to the same extent as the Debentures to Senior Debt and any securities issued in exchange for Senior Debt) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

       (i) a default in the payment of any principal or other Obligations with respect to any Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Senior Debt; or

       (ii) a default, other than a payment default, on Senior Debt occurs and is continuing that then permits holders of the Senior Debt to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Person who may give it pursuant to Section 10.12 hereof. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 360 days shall have elapsed since the date of receipt by the Trustee of the immediately prior Payment Blockage
              Notice.   No nonpayment default that existed or was continuing on
              the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice (it being understood that any subsequent action, or any breach of any covenant for a period commencing after the date of receipt by the Trustee of such Payment Blockage Notice, that, in either case, would give rise to such a default pursuant to any provision under which a default previously existed or was continuing shall constitute a new default for this purpose).

       (b) The Company may and shall resume payments on and distributions in respect of the Debentures and may acquire them upon the earlier of: (i) in the case of a default referred to in Section 10.03(a)(i) hereof, the date upon which the default is cured or waived, or (ii) in the case of a default referred to in Section 10.03(a)(ii) hereof, the earlier of (1) the date on which such default is cured or waived or (2) 179 days after the applicable Payment Blockage Notice is received by the Company if the maturity of such Senior Debt has not been accelerated (or, if such Senior Debt has been accelerated, such Senior Debt has not been paid in full) and if this Article 10 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

SECTION 10.04.       ACCELERATION OF DEBENTURES.

       If payment of the Debentures is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

SECTION 10.05.       WHEN DISTRIBUTION MUST BE PAID OVER.

       (a) In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Debentures at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 10.03 hereof, such payment shall be held by the Trustee or such Holder in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their representative (the "Representative") under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

       (b) With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 10.06.       NOTICE BY COMPANY.

       The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Debentures to violate this Article 10, but failure to give such notice shall not affect the subordination of the Debentures to the Senior Debt as provided in this Article 10.

SECTION 10.07.       SUBROGATION.

       After all Senior Debt is paid in full and until the Debentures are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Debentures) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Debentures.

SECTION 10.08.       RELATIVE RIGHTS.

       (a) This Article 10 defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall: (i) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Debt in accordance with their terms; (ii) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Debt; or (iii) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders.

       (b) If the Company fails because of this Article 10 to pay principal of or interest on a Debenture on the due date, the failure is still a Default or Event of Default.

SECTION 10.09.       SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

       No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Debentures shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

SECTION 10.10.       DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

       Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

       Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.11.       RIGHTS OF TRUSTEE AND PAYING AGENT.

       Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Debentures, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Debentures to violate this Article 10. Only the Company or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to
Section 7.07 hereof.

       The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.12.       AUTHORIZATION TO EFFECT SUBORDINATION.

       Each Holder of a Debenture by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Holders are hereby authorized to file an appropriate claim.

SECTION 10.13.       AMENDMENTS.

       The provisions of this Article 10 shall not be amended or modified without the written consent of the holders of all Senior Debt (in accordance with the provisions thereof).

                                   ARTICLE 11
                            CONVERSION OF DEBENTURES

SECTION 11.01.       RIGHT TO CONVERT.

              Subject to and upon compliance with the provisions of this Indenture, the Holder of any Debenture shall have the right, at the option of such Holder, at any time prior to the close of business on May 3, 2009 (except that, with respect to any Debenture or portion of a Debenture that shall be called for redemption or delivered for repurchase, such right shall terminate immediately prior to close of business on the date fixed for redemption of such Debenture or portion of such Debenture unless the Company shall default in payment due upon redemption thereof) to convert the principal amount of any such Debenture, or any portion thereof, into that number of fully paid and nonassessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the aggregate principal amount of the Debentures or portion thereof surrendered for conversion by the Conversion Price in effect at such time, by surrender of the Debenture so to be converted in whole or in part in the manner provided in Section 11.02 hereof. Immediately following such conversion, the rights of the Holders of converted Debentures shall cease and the Persons entitled to receive the Common Stock upon the conversion of Debentures shall be treated for all purposes as having become the owners of such Common Stock.

SECTION 11.02. EXERCISE OF CONVERSION PRIVILEGE; ISSUANCE OF COMMON STOCK ON CONVERSION; NO ADJUSTMENT FOR INTEREST OR DIVIDENDS.

              In order to exercise the conversion privilege with respect to any Debenture in definitive form, a Holder must (a) surrender such Debenture to be converted, duly endorsed and in a form satisfactory to the Company, at an office or agency maintained by the Company pursuant to Section 4.02 hereof, accompanied by the funds, if any, required by the last paragraph of this
Section 11.02, (b) notify the Company at such office that he elects to convert such Debenture or a portion thereof, specifying the principal amount he wishes to convert, (c) state in writing the name or names (with address) in which he wishes the certificate or certificates for shares of Common Stock to be issued and (d) pay any transfer taxes, if required pursuant to Section 11.07 hereof. The date on which the Holder satisfies all those requirements is the "Conversion Date." Each such Debenture surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the name of the Holder of such Debenture as it appears on the Debenture register, be accompanied by instruments of transfer in form satisfactory to the Company duly executed by the Holder or his duly authorized attorney.

              In order to exercise the conversion privilege with respect to any interest in a Global Debenture, the beneficial Holder must complete the appropriate instruction form for conversion pursuant to the Depositary's book-entry conversion program and follow the other procedures set forth in such program.

              As promptly as practicable after the Conversion Date, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Holder (as if such transfer were a transfer of the Debenture or Debentures (or portion thereof) so converted), the Company shall issue and shall deliver to such Holder at the office or agency maintained by the Company for such purpose pursuant to Section
4.02 hereof, a certificate or certificates for the number of full shares issuable upon the conversion of such Debenture or portion thereof in accordance with the provisions of this Article 11 and a payment in cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 11.03 hereof. In case any Debenture shall be surrendered for partial conversion, and subject to Section 2.03 hereof, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder of the Debenture so surrendered, without charge to him, a new Debenture or Debentures in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Debenture.

              Each conversion shall be deemed to have been effected as to any Debenture (or portion thereof) on the Conversion Date, and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on such date the Holder of record of the shares represented thereby; provided that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Debenture shall have been surrendered.

              The Holder of record of a Debenture at the close of business on a record date with respect to the payment of interest on the Debentures will be entitled to receive such interest with respect to such Debentures on the corresponding interest payment date, notwithstanding the conversion of such Debentures after such record date and prior to such interest payment date. Debentures surrendered for conversion during the period from the close of business on any record date for the payment of interest to the opening of business of the corresponding interest payment date must be accompanied by a payment in cash in an amount equal to the interest payable on such interest payment date, unless such Debentures have been called for redemption on a redemption date occurring during the period from the close of business on any record date for the payment of interest to the close of business on the business day immediately following the corresponding interest payment date. The interest payment with respect to an Debenture called for redemption on a date during the period from the close of business on any record date for the payment of interest to the close of business on the business day immediately following the corresponding interest payment date will be payable on such interest payment date to the record Holder of such Debenture on such record date, notwithstanding the conversion of such Debenture after such record date and prior to such interest payment date. Except as provided in this Section 11.02, no payment or adjustment will be made upon conversion of Debentures for accrued and unpaid interest or for dividends with respect to the Common Stock issued upon such conversion of Debentures as provided in this Article 11.

              Upon the conversion of any interest in a Global Debenture, the Trustee, or the Debenture Custodian at the direction of the Trustee, shall make a notation on such Global Debenture as to the reduction in the principal amount represented thereby.

SECTION 11.03.       CASH PAYMENTS IN LIEU OF FRACTIONAL SHARES.

              The Company shall not issue a fractional share of Common Stock upon conversion of the Debentures. Instead the Company shall pay a cash adjustment for the current market value of the fractional share. The current market value of a fraction of a share shall be determined as follows: Multiply the current market price of a full share by the fraction. Round the result to the nearest cent. The current market price of a share of Common Stock is the Quoted Price of the Common Stock on the last Trading Day prior to the Conversion Date.

SECTION 11.04.       CONVERSION PRICE.

              The "Conversion Price" shall be that amount as determined pursuant to the Certificate of Designations on the date of exchange of the Preferred Stock for the Debentures, subject to adjustment as provided in this
Article 11.


SECTION 11.05.       ADJUSTMENT OF CONVERSION PRICE.

              The Conversion Price shall be adjusted from time to time by the Company as follows:

              (a) In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination of the holders entitled to such dividends and distributions. For the purposes of this Section 11.05(a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

              (b) In case the Company shall issue rights, options or warrants to all holders of its Common Stock entitling them to subscribe for, purchase or acquire shares of Common Stock at a price per share less than the current market price per share of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription, purchase or acquisition would purchase at such current market price and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription, purchase or acquisition, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination of the holders entitled to such rights, options or warrants. However, upon the expiration of any right, option or warrant to purchase Common Stock, the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section 11.05(b), if any such right, option or warrant shall expire and shall not have been exercised, the

       Conversion Price shall be recomputed immediately upon such expiration and effectively immediately upon such expiration shall be increased to the price it would have been (but reflecting any other adjustments to the Conversion Price made pursuant to the provisions of Section 11.05 hereof after the issuance of such rights, options or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights, options or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights, options or warrants. No further adjustment shall be made upon exercise of any right, option or warrant if any adjustment shall have been made upon the issuance of such security. For the purposes of this Section 11.05(b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

              (c) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be reduced, and, conversely, in case the outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be increased to equal the product of the Conversion Price in effect on such date and a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination, as the case may be, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such subdivision or combination, as the case may be. Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

              (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock (i) evidences of its indebtedness or (ii) shares of any class of capital stock, cash or other assets (including securities, but excluding (1) any rights, options or warrants referred to in Section 11.05(b) hereof, (2) any dividend or distribution referred to in Section 11.05(a) hereof, and (3) cash dividends paid from the Company's retained earnings unless the sum of
       (A) all such cash dividends and distributions made within the preceding 12 months in respect of which no adjustment has been made and (B) any cash and the fair market value of other consideration paid in respect of any repurchases of Common Stock by the Company or any of its subsidiaries within the preceding 12 months in respect of which no adjustment has been made, exceeds 20% of the Company's market capitalization (being the product of the then current market price per share of the Common Stock times the aggregate number of shares of Common Stock then outstanding) on the record date for such distribution), then in each case, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of holders of Common Stock entitled to receive such distribution shall be adjusted by multiplying such Conversion Price by a fraction of which the numerator shall be the current market price per share of the Common Stock on such date of determination (or, if earlier, on the date on which the Common Stock goes "ex-dividend" in respect of such distribution) less the then fair market value as determined by the Board of Directors (whose determination shall be conclusive and shall be described in a statement filed with any Conversion Agent) of the portion of the capital stock, cash or other assets or evidences of indebtedness so distributed (and for which an adjustment to the Conversion Price has not previously been made pursuant to the terms of this Section 11.05) applicable to one share of Common Stock, and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately after the opening of business on the day following such date of determination of the holders entitled to such distribution. The following transactions shall be excluded from the foregoing clauses (A) and (B): (x) repurchases of Common Stock issued under the Company's stock incentive programs; (y) dividends or distributions payable-in-kind in additional shares of, or warrants, rights, calls or options exercisable for or convertible into additional shares of, Junior Securities; and (z) the redemption of shares of capital stock pursuant to the Company's Shareholder Rights Plan.

              (e) The reclassification or change of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 11.06 shall apply) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of holders of Common Stock entitled to receive such distribution" within the meaning of Section 11.05(d) hereof), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of
       Section 11.05(c) hereof).

              (f) The Company from time to time may reduce the Conversion Price if it considers such reductions to be advisable in order that any event treated for federal income tax purposes as a dividend of stock rights will not be taxable to the holders of Common Stock by any amount, but in no event may the Conversion Price be less than the par value of a share of Common Stock. Whenever the Conversion Price is reduced, the Company shall mail to Holders of record of Debentures a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced Conversion Price takes effect. The notice shall state the reduced Conversion Price and the period it will be in effect. A reduction of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of Sections 11.05(a),
       (b), (c), (d) and (e) hereof.

              (g) No adjustment in the Conversion Price need be made until all cumulative adjustments amount to at least 1% in the Conversion Price, as last adjusted; provided that any adjustments that by reason of this
       Section 11.05(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 11 shall be made by the Company and shall be made to the nearest cent.

              (h) For the purpose of any computation under Section 11.05, the current market price per share of Common Stock on any day shall be deemed to be the average of the Closing Prices of the Common Stock for the 20 consecutive Trading Days selected by the Board of Directors commencing no more than 30 Trading Days before and ending no later than the day before the day in question; provided that, in the case of
       Section 11.05(d) hereof, if the period between the date of the public announcement of the dividend or distribution and the date for the determination of holders of Common Stock entitled to receive such dividend or distribution (or, if earlier, the date on which the

       Common Stock goes "ex-dividend" in respect of such dividend or distribution) shall be less than 20 Trading Days, the period shall be such lesser number of Trading Days but, in any event, not less than five Trading Days.

              (i) No adjustment in the Conversion Price shall reduce the Conversion Price below the then par value of the Common Stock. No adjustment in the Conversion Price need be made under Section 11.05(a),
       (b) or (d) hereof if the Company issues or distributes to each Holder of Debentures the shares of Common Stock, evidences of indebtedness, assets, rights, options or warrants referred to in those paragraphs which each Holder would have been entitled to receive had Debentures been converted into Common Stock prior to the happening of such event or the record date with respect thereto.

              (j) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the fact requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment became effective and shall mail such notice of such adjustment of the Conversion Price to each Holder of Debentures at his last address appearing on the Debenture register provided for in Section 2.05 hereof, within 20 days after execution thereof. Failure to deliver such notice shall not effect the legality or validity of any such adjustment.

              (k) In any case in which this Section 11.05 shall require that an adjustment as a result of any event become effective from and after a record date, the Company may elect to defer until after the occurrence of such event (i) the issuance to the Holder of and Debentures converted after such record date and before the occurrence of such event of the additional shares of Common Stock issuable upon such conversion over and above the shares issuable on the basis of the Conversion Price in effect immediately prior to adjustment and (ii) a cash payment for any remaining fractional shares of Common Stock as provided in Section 11.03 hereof; provided, however, that is such event shall not have occurred and authorization of such event shall be rescinded by the Company, the Conversion Price shall be recomputed immediately upon such recision to the price that would have been in effect had such event not been authorized, provided that such recision is permitted by and effective under applicable laws.

SECTION 11.06.       EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE.

              In the case of any consolidation of the Company or the merger of the Company with or into any other entity or the sale or transfer of all or substantially all the assets of the Company pursuant to which the Company's Common Stock is converted into other securities, cash or assets, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture providing that the Debentures shall be convertible into the kind and amount of securities, cash or other assets receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which such Debentures might have been converted immediately prior to such consolidation, merger, transfer or sale (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount receivable per share by a plurality of non-electing shares). Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 11.

              The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Debentures within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

              The above provisions of this Section 11.06 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

SECTION 11.07.       TAXES ON SHARES ISSUED.

              If a Holder converts Debentures, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax that is due because the shares are issued in a name other than the Holder's name.

SECTION 11.08. RESERVATION OF SHARES; SHARES TO BE FULLY PAID; LISTING OF COMMON STOCK.

              The Company has reserved and shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Debentures in full. All shares of Common Stock that may be issued upon conversion of Debentures shall be fully paid and nonassessable. The Company shall endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Debentures and shall endeavor to list such shares on each national securities exchange on which the Common Stock is listed.

SECTION 11.09.       COMMON STOCK ISSUABLE UPON CONVERSION.

              For purposes of this Article 11, "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of Section 11.06(b) hereof, shares issuable on conversion of Debentures shall include only shares of the class designated as Common Stock of the Company on the date of issuance of the Preferred Stock pursuant to the Offering or shares of any class or classes resulting from any reclassification thereof and which have no preferences in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided that, if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

SECTION 11.10.       RESPONSIBILITY OF TRUSTEE.

              The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any Holder of Debentures to make a determination whether any facts exist that may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, that may at any time be issued or delivered upon the conversion of any Debenture; and the Trustee and any other conversion agent make no representations with respect thereto. Subject to the provisions of Section
7.01 hereof, neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Debenture for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 11. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine whether a supplemental indenture under Section 11.06 hereof is required to be entered into or the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 11.06 relating either to the amount of shares receivable by Holders upon the conversion of their Debentures after any event referred to in Section 11.06 hereof or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01 hereof, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

SECTION 11.11.       NOTICE TO HOLDERS PRIOR TO CERTAIN ACTIONS.

              In case (a) the Company makes any distribution or dividend that would require an adjustment in the Conversion Price pursuant to Section 11.05 hereof, (b) the Company takes any action that would require a supplemental indenture pursuant to Section 11.06 hereof or (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall cause to be filed with the Trustee and to be mailed to each Holder of Debentures as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record date is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined or (ii) the date on which such reclassification, change, consolidation, merger, sale, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective or occur and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, sale, conveyance, transfer, dissolution, liquidation or winding-up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings referenced in clauses (a) through (c) of this Section 11.11.


                                   ARTICLE 12
                                 MISCELLANEOUS

SECTION 12.01.       TRUST INDENTURE ACT CONTROLS.

              If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA constituting such dividend or other distribution, such reduction to become effective immediately Section 318(c), the imposed duties shall control after the opening of business on the day following the date fixed for such determination.

SECTION 12.02.       NOTICES.

              Any notice or communication by the Company or the Trustee to the others is duly given if in the Company. writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

              If to the Company:

                     Greyhound Lines, Inc.
                     15110 North Dallas Parkway
                     Dallas, Texas  75248
                     Telecopier No.:  (972) 789-7403
                     Attention:  General Counsel

              With a copy to:

                     Weil, Gotshal & Manges LLP
                     100 Crescent Court
                     Suite 1300
                     Dallas, Texas  75201
                     Telecopier No.:  (214) 746-7777
                     Attention:  Jeremy W. Dickens

              If to the Trustee:

                     U.S. Trust Company of Texas, N.A.
                     2001 Ross Avenue, Suite 2700
                     Dallas, Texas  75201
                     Telecopier No.:  (214) 754-1303
                     Attention:  Bill Barber


              The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

              All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

              Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

              If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

              If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03. COMMUNICATION BY HOLDERS OF DEBENTURES WITH OTHER HOLDERS OF DEBENTURES.

              Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Debentures. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.04.       CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

              Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

              (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

              (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.05.       STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

              Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

              (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

              (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

              (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

              (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 12.06.       RULES BY TRUSTEE AND AGENTS.

              The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

              No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Debentures, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Debentures.

SECTION 12.08.       GOVERNING LAW.

              THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE DEBENTURES.

SECTION 12.09.       NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

              This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Significant Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10.       SUCCESSORS.

              All agreements of the Company in this Indenture and the Debentures shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.11.       SEVERABILITY.

              In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.12.       COUNTERPART ORIGINALS.

              The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.13.       TABLE OF CONTENTS, HEADINGS, ETC.

              The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                         [Signatures on following page]

                                   SIGNATURES


Dated as of April 16, 1997                 GREYHOUND LINES, INC.


                                           By:
                                               ---------------------------------
                                               Name:  Steven L. Korby
                                               Title: Executive Vice President
                                                      and Chief Financial
                                                      Officer



Dated as of April 16, 1997                 U.S. TRUST COMPANY OF TEXAS,
                                              as Trustee


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                   EXHIBIT A
                              (Face of Debenture)
              8 1/2% Convertible Subordinated Debentures due 2009


No.                                                             $_______________
                                                          CUSIP NO.


                             GREYHOUND LINES, INC.



promises to pay to Cede & Co. or registered assigns, the principal sum of ___________ Dollars on May 3, 2009.


                  Interest Payment Dates:  May 1 and November 1

                     Record Dates:  April 15 and October 15





                                           Dated: _______, ____

                                           GREYHOUND LINES, INC.


                                           By:
                                              --------------------------
                                             Name:
                                             Title:

                                             (SEAL)

This is one of the [Global]
Debentures referred to in the
within-mentioned Indenture:


Dated:  April __, 1997

[TRUSTEE]
as Trustee


By:
   ----------------------------------

                              (Back of Debenture)
              8 1/2% Convertible Subordinated Debentures due 2009

              [Unless and until it is exchanged in whole or in part for Debentures in definitive form, this Debenture may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.](1/)

                     [THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER
       SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS),
       (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.](2/)





----------------------------------

(1.)     This paragraph should be included only if the Debenture is issued in global form.

(2.)     This paragraph should be removed upon the transfer of the Debentures that have been sold pursuant to the terms of the Shelf Registration contemplated by the Registration Rights Agreement.

       1. INTEREST. Greyhound Lines, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Debenture at 8 1/2% per annum from ________________, 199_ until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

       2. METHOD OF PAYMENT. The Company will pay interest on the Debentures (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Debentures at the close of business on the April 15 or October 15 next preceding the Interest Payment Date, even if such Debentures are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Debentures will be payable as to principal, premium, interest and Liquidated Damages at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Debentures and all other Debentures the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

       3. PAYING AGENT AND REGISTRAR. Initially, U.S. Trust Company of Texas, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

       4. INDENTURE. The Company issued the Debentures under an Indenture dated as of April 16, 1997 ("Indenture") between the Company and the Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Debentures are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Debentures are general subordinated unsecured obligations of the Company limited to $60,000,000 aggregate principal amount.

       5. OPTIONAL REDEMPTION. The Company shall have the option to redeem the Debentures on or after May 3, 2000. The Company shall have the option to redeem the Debentures, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 3 of the years indicated below:

              YEAR                                                   PERCENTAGE
              ----                                                   ----------
              2000  . . . . . . . . . . . . . . . . . . . . . . .      104.86%
              2001    . . . . . . . . . . . . . . . . . . . . . .      103.64%
              2002  . . . . . . . . . . . . . . . . . . . . . . .      102.43%
              2003  . . . . . . . . . . . . . . . . . . . . . . .      101.21%
              2004 and thereafter   . . . . . . . . . . . . . . .     100.000%


       6.  MANDATORY REDEMPTION.

       Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Debentures.

       7. REPURCHASE AT OPTION OF HOLDER. If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Debentures at a purchase price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction that constitutes the Change of Control and setting forth the procedures governing the Change of Control Offer as required by the Indenture.

       8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Debentures are to be redeemed at its registered address. Debentures in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Debentures held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Debentures or portions thereof called for redemption.

       9. DENOMINATIONS, TRANSFER, EXCHANGE. The Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Debentures may be registered and Debentures may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Debenture or portion of a Debenture selected for redemption, except for the unredeemed portion of any Debenture being redeemed in part. Also, it need not exchange or register the transfer of any Debentures for a period of 15 days before a selection of Debentures to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

       10. PERSONS DEEMED OWNERS. The registered Holder of a Debenture may be treated as its owner for all purposes.

       11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Debentures, and any existing default or compliance with any provision of the Indenture or the Debentures may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Debentures. Without the consent of any Holder of a Debenture, the Indenture or the Debentures may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Debentures in addition to or in place of certificated

Debentures, to provide for the assumption of the Company's obligations to Holders of the Debentures in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Debentures or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

       12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest or Liquidated Damages on the Debentures; (ii) default in payment when due of the principal of or premium, if any, on the Debentures; (iii) failure by the Company to comply with Section
4.08 of the Indenture; (iv) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Debentures; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company (or the payment of which is guaranteed by the Company), whether such Indebtedness or guarantee now exists or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium or interest on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; (vi) failure by the Company to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; and (vii) certain events of bankruptcy or insolvency with respect to the Company. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Debentures may declare all the Debentures to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Debentures will become due and payable without further action or notice. Holders may not enforce the Indenture or the Debentures except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Debentures notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Debentures then outstanding by notice to the Trustee may on behalf of the Holders of all of the Debentures waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Debentures. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

       13. DEFEASANCE. The Debentures are subject to defeasance upon the terms and conditions specified in the Indenture.

       14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

       15. CONVERSION RIGHTS. Subject to and upon compliance with the provisions of the Indenture, the Holder of any Debenture shall have the right, at the option of such Holder, at any time after 60 days following the last date of original issuance of the Debentures and prior to the close of business on _________, 2009 (except that, with respect to any Debenture or portion of a Debenture that shall be called for redemption or delivered for repurchase, such right shall terminate immediately prior to close of business on the date fixed for redemption of such Debenture or portion of such Debenture unless the Company shall default in payment due upon redemption thereof) to convert the principal amount of any such Debenture, or any portion of such principal amount that is $1,000 or any integral multiple thereof, into that number of fully paid and nonassessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the aggregate principal amount of the Debentures or a portion thereof surrendered for conversion by the Conversion Price in effect at such time rounded to the nearest cent, by surrender of the Debenture so to be converted in whole or in part. The Conversion Price shall be that amount as determined pursuant to the Certificate of Designations with respect to the 8 1/2% Convertible Exchangeable Preferred Stock (the "Preferred Stock"), filed with the Secretary of State of the State of Delaware on April 15, 1997, on the date of exchange of the Preferred Stock for the Debentures, subject to adjustment as provided in the Indenture. Immediately following such conversion, the rights of the Holders of converted Debentures shall cease and the persons entitled to receive the Common Stock upon the conversion of Debentures shall be treated for all purposes as having become the owners of such Common Stock.

       16. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debentures.

       17. AUTHENTICATION. This Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

       18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

       19. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of Debentures under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of April __, 1997, among the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

       20. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Debentures and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

       The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                     Greyhound Lines, Inc.
                     15110 North Dallas Parkway
                     Dallas, Texas  75248
                     Attention:  General Counsel

                                ASSIGNMENT FORM


       To assign this Debenture, fill in the form below: (I) or (we) assign and transfer this Debenture to


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                       ---------------------------------------------------------
to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------


Date:                       Your Signature:
     -------------------                   -------------------------------------
                            (Sign exactly as your name appears on the Debenture)


                            Signature Guarantee:

                       OPTION OF HOLDER TO ELECT PURCHASE

              If you want to elect to have this Debenture purchased by the Company pursuant to Section 4.08 of the Indenture, check the box below:

              [ ] Section 4.08

              If you want to elect to have only part of the Debenture purchased by the Company pursuant to Section 4.08 of the Indenture, state the amount you elect to have purchased: $___________



Date:                       Your Signature:
     -------------------                   -------------------------------------
                            (Sign exactly as your name appears on the Debenture)


                            Tax Identification No.:
                                                   --------------------



                            Signature Guarantee.

                     SCHEDULE OF EXCHANGES OF DEBENTURES(3/)

THE FOLLOWING EXCHANGES OF A PART OF THIS GLOBAL DEBENTURE FOR OTHER DEBENTURES HAVE BEEN MADE:

------------------------------------------------------------------------------------------------------------
 Date of Exchange   Amount of decrease     Amount of increase    Principal Amount of   Signature of
                    in Principal Amount    in Principal Amount   this Global           authorized officer
                    of this Global         of this Global        Debenture following   of Trustee or
                    Debenture              Debenture             such decrease (or     Debenture Custodian
                                                                 increase)
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------








-----------------------------
(3.)  This should be included only if the Debenture is issued in global form.

                                  EXHIBIT B-1

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                            OF DEFINITIVE DEBENTURE
                 (Pursuant to Section 2.06(b) of the Indenture)

[REGISTRAR]




       Re: 8 1/2% Convertible Subordinated Debentures due 2009 of Greyhound Lines, Inc.

       Reference is hereby made to the Indenture dated as of April 15, 1997 (the "Indenture"), between Greyhound Lines, Inc. (the "Company") and U.S. Trust Company of Texas, N.A., as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.


       This relates to $ ___________ principal amount of Debentures which are evidenced by one or more Definitive Debentures in the name of __________________ (the "Transferor"). The Transferor has requested an exchange or transfer of such Definitive Debenture(s) in the form of an equal principal amount of Debentures evidenced by one or more Definitive Debentures, to be delivered to the Transferor or, in the case of a transfer of such Debentures, to such Person as the Transferor instructs the Trustee.

       In connection with such request and in respect of the Debentures surrendered to the Trustee herewith for exchange (the "Surrendered Debentures"), the Holder of such Surrendered Debentures hereby certifies that:

                                  [CHECK ONE]

[ ] the Surrendered Debentures are being acquired for the Transferor's own account, without transfer;

                                       or

[ ]    the Surrendered Debentures are being transferred to the Company or any of its Subsidiaries;

                                       or

[ ] the Surrendered Debentures are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Debentures are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Debentures for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                                      or



                                    B-1-1

[ ] the Surrendered Debentures are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                       or

[ ] the Surrendered Debentures are being transferred pursuant to an exemption under the Securities Act other than Rule 144A, Rule 144 or Rule 904 to a Person who is an Accredited Institutional Investor and the Transferor further certifies that the Transfer complies with the transfer restrictions applicable to beneficial interests in Global Debentures and Definitive Debentures bearing the legend set forth in
       Section 2.06(f) of the Indenture and the requirements of the exemption claimed, which certification is supported by (a) if such transfer is in respect of a principal amount of Debentures at the time of Transfer of $100,000 or more, a certificate executed by the Transferee in the form of Exhibit C to the Indenture, or (b) if such Transfer is in respect of a principal amount of Debentures at the time of transfer of less than $100,000, (i) a certificate executed in the form of Exhibit C to the Indenture and (ii) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that (1) such Transfer is in compliance with the Securities Act and (2) such Transfer complies with any applicable blue sky securities laws of any state of the United States;

                                       or

[ ] the Surrendered Debentures are being transferred pursuant to an effective registration statement under the Securities Act;

                                       or

[ ] such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Debentures are being transferred in compliance with the transfer restrictions applicable to the Global Debentures and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act and any applicable blue sky laws of any state of the United States;

and the Surrendered Debentures are being transferred in compliance with any applicable blue sky securities laws of any state of the United States or any other applicable jurisdiction.

       This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                          [Insert Name of Transferor]



                                           By:
                                               --------------------------
                                           Name:
                                           Title:
Dated:
cc:    Greyhound Lines, Inc.



                                    B-1-2

                                  EXHIBIT B-2

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                 FROM GLOBAL DEBENTURE TO DEFINITIVE DEBENTURE
                 (Pursuant to Section 2.06(c) of the Indenture)

[REGISTRAR]





       Re: 8 1/2% Convertible Subordinated Debentures due 2009 of Greyhound Lines, Inc.

       Reference is hereby made to the Indenture dated as of April 16, 1997 (the "Indenture"), between Continental Global Group, Inc. (the "Company") and U.S. Trust Company of Texas, N.A., as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

       This letter relates to $__________ principal amount of Debentures which are evidenced by a beneficial interest in one or more 144A Global Debentures or Regulation S Permanent Global Debentures in the name of ____________________ (the "Transferor"). The Transferor has requested an exchange or transfer of such beneficial interest in the form of an equal principal amount of Debentures evidenced by one or more Definitive Debentures, to be delivered to the Transferor or, in the case of a transfer of such Debentures, to such Person as the Transferor instructs the Trustee.

       In connection with such request and in respect of the Debentures surrendered to the Trustee herewith for exchange (the "Surrendered Debentures"), the Holder of such Surrendered Debentures hereby certifies that:

                                  [CHECK ONE]

[ ] the Surrendered Debentures are being transferred to the beneficial owner of such Debentures;

                                       or

[ ] the Surrendered Debentures are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Debentures are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Debentures for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting they requirements of Rule 144A;

                                       or

[ ] the Surrendered Debentures are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                       or



                                    B-2-1

[ ] the Surrendered Debentures are being transferred pursuant to an effective registration statement under the Securities Act;

                                       or

[ ] the Surrendered Debentures are being transferred pursuant to an exemption under the Securities Act other than Rule 144A, Rule 144 or Rule 904 to a Person who is an Institutional Accredited Investor and the Transferor further certifies that the Transfer complies with the transfer restrictions applicable to beneficial interests in Global Debentures and Definitive Senior Debentures bearing the legend set forth in Section 2.06(f) of the Indenture and the requirements of the exemption claimed, which certification is supported by (x) if such transfer is in respect of a principal amount of Debentures at the time of Transfer of $100,000 or more, a certificate executed by the Transferee in the form of Exhibit C to the Indenture, or (y) if such Transfer is in respect of a principal amount of Debentures at the time of transfer of less than $100,000, (1) a certificate executed in the form of Exhibit C to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that (1) such Transfer is in compliance with the Securities Act and (2) such Transfer complies with any applicable blue sky securities laws of any state of the United States;

                                       or

[ ] such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Debentures are being transferred in compliance with the transfer restrictions applicable to the Global Debentures and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act and any applicable blue sky laws of any state of the United States;

and the Surrendered Debentures are being transferred in compliance with any applicable blue sky securities laws of any state of the United States or any other applicable jurisdiction.

       This certificate and the statements contained herein are made for your benefit and the benefit of the Company.



                           [Insert Name of Transferor]

                           By:
                               ---------------------------
                           Name:
                           Title:
                           Dated:


cc:    Greyhound Lines, Inc.



                                    B-2-2

                                                                       EXHIBIT C

                     FORM OF CERTIFICATE TO BE DELIVERED BY
                       INSTITUTIONAL ACCREDITED INVESTORS

                                                          _______________, _____

___________________, as Registrar
Attention: Corporate Trust Department

Ladies and Gentlemen:

       We are delivering this letter in connection with an offering of 8 1/2% Convertible Subordinated Debentures due 2009 (the "Debentures") of Greyhound Lines, Inc., a Delaware corporation (the "Company"), all as described in the Offering Memorandum (the "Offering Memorandum") relating to the offering of the Debentures.

              (i) we are an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor");

              (ii) any purchase of Debentures by us will be for our own account or for the account of one or more other Institutional Accredited Investors;

              (iii) in the event that we purchase any Debentures, we will acquire Debentures having a minimum purchase price of at least $100,000 for our own account and for each separate account for which we are acting;

              (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Debentures;

              (v) we are not acquiring Debentures with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

              (vi) we have received a copy of the Offering Memorandum and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Debentures.

              We understand that the Debentures are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Debentures have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Debentures, that such Debentures may be offered, resold, pledged or otherwise transferred only (i) to a person whom we reasonably believe to be a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A under the Securities Act, in a transaction meeting the requirements of Rule 144 under the Securities Act, outside the United States in a transaction meeting the requirements of Rule 904 under the Securities Act, or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (ii) to the Company or (iii) pursuant to an effective registration statement, and in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We understand that the registrar will not be required to accept for registration of transfer any Debentures, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with.

              We acknowledge that you and the Company will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

              THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.




                                           -------------------------------------
                                           [Name of Purchaser]




                                           By:
                                              --------------------------------
                                                     Name:
                                                     Title:
                                                     Address:






                                      C-2